LOGO
                                        [Firm address]

13 April 2005
Mastellone Hermanos S.A.,
Encarnacion Ezcurra 360, Piso 2, Of. 310
(C1107CLA) Buenos Aires, Argentina

--and--

Shearman & Sterling LLP,
599 Lexington Avenue,
New York, N.Y. 10022-6069

Dear Sirs,

MASTELLONE HERMANOS S.A.
EXCHANGE OFFER OF US$ 157,190,000
8% SENIOR COLLATERALIZED NOTES DUE 2012

We have acted as counsel to Leitesol Industria e Comercio S.A. (the "Guarantor")
a corporation organized under the laws of Brazil, which is a subsidiary of
Mastellone Hermanos S.A. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of
1933, as amended (the "Securities Act") of a Registration Statement on form F-4
(the "Registration Statement").

        The Registration Statement relates to the offer by the Company to exchange (the "Exchange Offer") the Company's outstanding unregistered US$
157,190,000 aggregate principal amount of 8% Senior Collateralized Notes due
2012, Series A-1 and Series B-1 (the "Outstanding Notes") for the Company's
US$157,190,000 principal amount of 8% Senior Collateralized Exchange Notes due
2012, Series A-2 and Series B-2 (the "Exchange Notes") that will be registered under the Securities Act, as set out in the prospectus forming a part of the
Registration Statement.

        The Exchange Notes will be issued under the indenture dated as of
October 22, 2004 among the Company, the Subsidiary Guarantors (as such term is defined in the Indenture) and Bank of New York as Trustee, (the "Indenture").

        For the purpose of the opinions expressed in this opinion letter, we have reviewed the Indenture, the Outstanding Notes and a form of the Exchange
Notes and have examined originals or copies, certified or otherwise identified to our satisfaction, of such other records or documents as we have considered relevant, necessary or advisable for the purpose of the opinions expressed in this opinion letter.

        We have also considered such questions of law, examined the statutes, public records, corporate records, certificates and other documents and made such other searches and examinations as we have considered necessary in order to give the opinions expressed in this opinion letter.

        For the purposes of the opinions expressed in this opinion letter, we have, with your concurrence, assumed te legal capacity of all individuals, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the completeness and conformity to authentic originals of all documents submitted to us as certified, photostatic conformed, notarial or facsimile copies. In addition, we have relied to the extent that we deem such reliance proper, upon such certificates of officers of the Guarantor with respect to the accuracy of material factual matter contained therein which were not independently established.

        We have not undertaken any independent investigation to verify the accuracy or completeness of our assumptions and other matters upon which we rely.
        The opinions expressed in this opinion letter are limited to the laws of
Brazil as in force at the date of this opinion.
        Based and relying upon the foregoing and the qualifications and limitations set out below, we are of the opinion that:

         (a) the Guarantor is duly incorporated and is validly existing as a corporation under the laws of the Federative Republic of Brazil.

         (b) the Guarantor has the corporate power and capacity to execute and perform its obligations under, and has duly executed, authorized and delivered the Indenture.

         (b) the Indenture constitutes the valid and legally binding obligations of the Guarantor.

        We consent to the filing of this opinion letter as Exhibit 5.3 to the
Registration Statement. We do not, by giving this consent or otherwise, concede that we are within the category of persons whose consent is required by the
Securities Act or the General Rules and Regulations promulgated under the
Securities Act, or that we are "experts" in relation to any matters relating to the Indenture, the Outstanding Notes, the Exchange Notes, the Exchange Offer, or
the Registration Statement, other than those matters governed by the laws of
Brazil.

Yours sincerely
/s/  Benedicto Celso Benicio
Partner

Contact:          Heraldo Geres  (05511 3293-2551)